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                                                                    EXHIBIT 4.13

                          THIRD SUPPLEMENTAL INDENTURE

                  Third Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of October 18, 2004, among the entities listed on Schedule 1 attached hereto ("GUARANTEEING SUBSIDIARIES"), each being a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the "COMPANY"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of March 23, 2004 to the Indenture dated as of March 19, 2004, (the "BASE INDENTURE," and, together with the First Supplemental Indenture, the "INDENTURE") providing for the issuance of an unlimited amount of 5-7/8% Senior Notes due 2016 (the "NOTES"); as supplemented by the Second Supplemental Indenture, dated as of April 22, 2004;

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental Indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

                  WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agrees as follows:

                  (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:


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                        (i)   the principal of and interest on the Notes will be
                              promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                        (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations

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                        guaranteed hereby until payment in full of all
                        obligations guaranteed hereby.

                  (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the First Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the First Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                  (i) Pursuant to Section 9.04 of the First Supplemental Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 9 of the First Supplemental Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

                  3. EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) The Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

                        (i) subject to Section 9.04 of the First Supplemental Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary

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                              Guarantor, pursuant to a supplemental Indenture in
                              form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                        (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the First Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  5.    RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be

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                        released and relieved of any obligations under its
                        Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the First Supplemental Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in
                        Article 9 of the First Supplemental Indenture.

                  6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PEABODY ENERGY CORPORATION                 US BANK NATIONAL ASSOCIATION
("COMPANY")                                ("TRUSTEE")

By: /s/ WALTER L. HAWKINS, JR.             By: /s/ PHILIP G. KANE, JR.
    ---------------------------------          ---------------------------------
Name: Walter L. Hawkins, Jr.               Name: Philip G. Kane, Jr.

Title: Vice President and Treasurer        Title: Vice President

EXISTING SUBSIDIARY GUARANTORS:

                                           AFFINITY MINING COMPANY
                                           ARCLAR COMPANY, LLC
                                           ARID OPERATIONS INC.
                                           BEAVER DAM COAL COMPANY
                                           BIG RIDGE, INC.
                                           BIG SKY COAL COMPANY
                                           BLACK BEAUTY COAL COMPANY
                                           BLACK BEAUTY EQUIPMENT COMPANY
                                           BLACK BEAUTY HOLDING COMPANY, LLC
                                           BLACK BEAUTY MINING, INC.
                                           BLACK BEAUTY RESOURCES, INC.
                                           BLACK BEAUTY UNDERGROUND, INC.
                                           BLACK HILLS MINING COMPANY, LLC
                                           BLACK STALLION COAL COMPANY, LLC
                                           BLACK WALNUT COAL COMPANY
                                           BLUEGRASS COAL COMPANY
                                           BTU EMPIRE CORPORATION
                                           BTU VENEZUELA, LLC
                                           BTU WORLDWIDE, INC.
                                           CABALLO COAL COMPANY
                                           CHARLES COAL COMPANY
                                           CLEATON COAL COMPANY
                                           COAL PROPERTIES CORP.
                                           COLONY BAY COAL COMPANY
                                           COLORADO YAMPA COAL COMPANY
                                           COOK MOUNTAIN COAL COMPANY
                                           COTTONWOOD LAND COMPANY
                                           CYPRUS CREEK LAND COMPANY
                                           CYPRUS CREEK LAND RESOURCES, LLC
                                           EACC CAMPS, INC.
                                           EAGLE COAL COMPANY
                                           EASTERN ASSOCIATED COAL CORP.

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                                           EASTERN ROYALTY CORP.
                                           EMPIRE MARINE, LLC
                                           FALCON COAL COMPANY
                                           GALLO FINANCE COMPANY
                                           GIBCO MOTOR EXPRESS, LLC
                                           GOLD FIELDS CHILE, S.A.
                                           GOLD FIELDS MINING CORPORATION
                                           GOLD FIELDS OPERATING CO. - ORTIZ
                                           GRAND EAGLE MINING, INC.
                                           HAYDEN GULCH TERMINAL, INC.
                                           HIGHLAND MINING COMPANY
                                           HIGHWALL MINING SERVICES COMPANY
                                           HILLSIDE MINING COMPANY
                                           INDEPENDENCE MATERIAL HANDLING
                                              COMPANY
                                           INDIAN HILL COMPANY
                                           INTERIOR HOLDINGS CORP.
                                           JAMES RIVER COAL TERMINAL COMPANY
                                           JARRELL'S BRANCH COAL COMPANY
                                           JUNIPER COAL COMPANY
                                           KANAWHA RIVER VENTURES I, LLC
                                           KAYENTA MOBILE HOME PARK, INC.
                                           LOGAN FORK COAL COMPANY
                                           MARTINKA COAL COMPANY
                                           MIDCO SUPPLY AND EQUIPMENT
                                              CORPORATION
                                           MIDWEST COAL ACQUISITION CORP.
                                           MOUNTAIN VIEW COAL COMPANY
                                           MUSTANG ENERGY COMPANY, L.L.C.
                                           NORTH PAGE COAL CORP.
                                           OHIO COUNTY COAL COMPANY
                                           PATRIOT COAL COMPANY, L.P.
                                           PDC PARTNERSHIP HOLDINGS, INC.
                                           PEABODY AMERICA, INC.
                                           PEABODY ARCHVEYOR, L.L.C.
                                           PEABODY COAL COMPANY
                                           PEABODY COALSALES COMPANY
                                           PEABODY COALTRADE, INC.
                                           PEABODY DEVELOPMENT COMPANY,LLC
                                           PEABODY DEVELOPMENT LAND HOLDINGS,
                                           LLC
                                           PEABODY ENERGY GENERATION HOLDING
                                           COMPANY
                                           PEABODY ENERGY INVESTMENTS, INC.
                                           PEABODY ENERGY SOLUTIONS, INC

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                                           PEABODY HOLDING COMPANY, INC.
                                           PEABODY NATURAL GAS, LLC
                                           PEABODY NATURAL RESOURCES COMPANY
                                           PEABODY POWERTREE INVESTMENTS, LLC
                                           PEABODY RECREATIONAL LANDS, L.L.C.
                                           PEABODY SOUTHWESTERN COAL COMPANY
                                           PEABODY TERMINALS, INC.
                                           PEABODY VENEZUELA COAL CORP.
                                           PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
                                           PEABODY WESTERN COAL COMPANY
                                           PEC EQUIPMENT COMPANY, LLC
                                           PINE RIDGE COAL COMPANY
                                           POINT PLEASANT DOCK COMPANY, LLC
                                           POND CREEK LAND RESOURCES, LLC
                                           POND RIVER LAND COMPANY
                                           PORCUPINE PRODUCTION, LLC
                                           PORCUPINE TRANSPORTATION, LLC
                                           POWDER RIVER COAL COMPANY
                                           PRAIRIE STATE GENERATING COMPANY, LLC
                                           RIO ESCONDIDO COAL CORP.
                                           RIVERS EDGE MINING, INC.
                                           RIVERVIEW TERMINAL COMPANY
                                           SENECA COAL COMPANY
                                           SENTRY MINING COMPANY
                                           SHOSHONE COAL CORPORATION
                                           SNOWBERRY LAND COMPANY
                                           STAR LAKE ENERGY COMPANY, L.L.C.
                                           STERLING SMOKELESS COAL COMPANY
                                           SUGAR CAMP PROPERTIES
                                           THOROUGHBRED, L.L.C.
                                           THOROUGHBRED GENERATING COMPANY, LLC
                                           THOROUGHBRED MINING COMPANY, L.L.C.
                                           TWENTYMILE COAL COMPANY
                                           WILLIAMSVILLE COAL COMPANY, LLC
                                           YANKEETOWN DOCK CORPORATION

                                           By: /s/ WALTER L. HAWKINS, JR.
                                               --------------------------------

                                               Name: Walter L. Hawkins, Jr.

                                               Title: Vice President

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NEW GUARANTEEING SUBSIDIARIES:

                                           APPALACHIA MINE SERVICES, LLC

                                           By: /s/ WALTER L. HAWKINS, JR.
                                               ---------------------------------
                                           Name: Walter L. Hawkins, Jr.
                                           Title: Vice President & Treasurer

                                           COAL RESERVES HOLDING LIMITED
                                           LIABILITY COMPANY NO. 1.

                                           By: /s/ WALTER L. HAWKINS, JR.
                                               ---------------------------------
                                           Name: Walter L. Hawkins, Jr.
                                           Title: Vice President & Treasurer

                                           COAL RESERVES HOLDING LIMITED
                                           LIABILITY COMPANY NO. 2.

                                           By: /s/ WALTER L. HAWKINS, JR.
                                               ---------------------------------
                                           Name: Walter L. Hawkins, Jr.
                                           Title: Vice President & Treasurer

                                           COALSALES, LLC

                                           By: /s/ WALTER L. HAWKINS, JR.
                                               ---------------------------------
                                           Name: Walter L. Hawkins, Jr.
                                           Title: Vice President & Treasurer

                                           PEABODY COALTRADE INTERNATIONAL, LLC

                                           By: /s/ WALTER L. HAWKINS, JR.
                                              ----------------------------------
                                           Name: Walter L. Hawkins, Jr.
                                           Title: Vice President & Treasurer

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                                   SCHEDULE 1

                          NEW GUARANTEEING SUBSIDIARIES

APPALACHIA MINE SERVICES, LLC, a Delaware Limited Liability Company
COAL RESERVES HOLDING LIMITED LIABILITY COMPANY NO. 1, a Delaware Limited Liability Company
COAL RESERVES HOLDING LIMITED LIABILITY COMPANY NO. 2, a Delaware Limited Liability Company
COALSALES, LLC, a Delaware Limited Liability Company
PEABODY COALTRADE INTERNATIONAL, LLC, a Delaware Limited Liability Company

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